MODIFIED PURCHASE RIGHTS

AND COMPLETION AGREEMENT

THIS MODIFIED PURCHASE RIGHTS AND COMPLETION AGREEMENT, dated as of October 15,2012 (the ''AGREEMENT"), is made by and among members of the boards of Prospect Silica Enterprises, Inc. ("PSEI'') a duly organized Oregon corporation and Q Lotus Holdings, Inc. ("QLTS''), a fully incorporated Nevada based corporation with offices headquartered at 520 N. Kingsbury Street Suite 1810, Chicago, IL 60654.

WHEREAS, PSEI is the former owner and transferor of all rights associated with the represented and attached mining rights (See Exhibit "A") associated with PSEI that were originally transferred to QLTS in a legal and lawful manner on April23, 2010 with all rights and privileges afforded QLTS, the transferee and new owner of said rights.

WHEREAS, PSEI and QLTS have entered into this modified agreement for such purposes as to complete the sale and purchase of the above-referenced matter and rights contained herein, in order for QLTS to have reconfirmed the unfettered rights of ownership and the rights of commercial exploitation with regard to those rights. This Modified Purchase Rights and Completion Agreement is set forth and designed to complete the transfer and modified terms and conditions of such sale with finality, once and for all, for all Parties with privity to this contract.

WHEREAS, the Parties have agreed to incorporate the following additional terms and conditions to their previously executed Deed of Sale and Transfer in order to provide for certain rights and obligations of the Parties, hereto, prior to and following the closing of this Modified Purchase Rights and Completion Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual and independent covenants hereinafter set forth and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. THE MODIFIED PURCHASE RIGHTS. PSEI and QLTS agree that QLTS is now and shall forever remain the true and lawful owner of the mining rights referred to herein, except for in the instance of breach or, until such time that the rights are transferred or sold to another. However, for purposes of this agreement, the terms and conditions of this Modified Purchase Rights Agreement shall supersede and be determined valid once executed by the authorized representatives of the Parties. All new or different terms and conditions shall be incorporated by reference into the new Agreement. Therefore, and accordingly, the following terms and conditions shall be incorporated into this Modified Purchase Rights and Completion Agreement:

A.	Upon execution of this Agreement, PSEI agrees to provide all historical and current assays, studies, analyses, valuations, certification, tests, results, appraisals and any other pertinent data related to the claims.

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B.	QLTS agrees to pay PSEI Five Million Dollars, ($5,000,000.00 USD) by March 31, 2013. This five million dollar payment is not exclusive of the 1/3 share of profits that PSEI is entitled to under the terms and conditions of this Agreement. The payment referred to herein is contingent upon QLTS and its successful placement of (Phase II) or the Collateralized Note.

C.	PSEI shall be entitled to one-third (1/3) of all profits generated by any and all operations resulting from the listed assets referred to in Exhibit "A" (See attached - Exhibit "A”). In no uncertain terms, QLTS will provide for no less than Seven Hundred Million ($700,000,000.00 USD) in profit sharing as it is received over time from all operations in connection to the transferred silica claims. This provision is not intended to limit profit sharing to PSEI in connection with the attached silica claims.

D.	The Collateralized Note is being processed by QLTS and is being capitalized by an independent financier and investor. The Collateralized Notes will be held by a bank, or by the investor Independently, as Trustee for the Collateralized Notes.

E.	Although the Asset Backed Notes have been prepared and readied for placement, QLTS will have until March 31, 2013 (approximately six months) in order to secure such a placement with an investor in order to satisfy the above-referenced financial commitment to PSEI.

F.	If, for any reason, QLTS should be unsuccessful in placing the Asset Backed Notes with an investor within the specified 6-month period as expected, then QLTS voluntarily agrees, in good faith, to return the assets to PSEI within thirty days (30) thereafter, unless there is a written agreement to the contrary signed by the Parties indicating otherwise. If the Assets listed are returned, they shall be returned back to PSEI free of any liens and/or encumbrances.

G.	PSEI agrees to fully cooperate and refrain from interfering with any future banking, or investor-related business. PSEI agrees to provide any assistance, information or updated materials requested by a prospective financier at the request of QLTS.

H.	A preliminary pro-forma and timeline will be created in order to meet certain benchmarks and goals with respect to operations, profits and distribution for the future plan of the investment.

I.	QLTS agrees to utilize its best efforts in maximizing optimal efficiency of the funds received from all trading and/or mining activities of the subject silica claims listed in Exhibit "A".

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2. CLOSING OF PURCHASE. The Purchase Price (as defined below) for the mining rights listed in Exhibit "A" shall be considered closed at the end of March 31, 2013, or sooner, based on the satisfaction of the terms and conditions reflected above.

3. THE MOWFIED PURCHASE PRICE. The aggregate purchase price with respect to any and all of the above-referenced terms and conditions shall be applied to the modified and final purchase price of PSEI and its assets by the above-referenced Closing of Purchase date in Paragraph 2.

4. NOTICE OF EXERCISE OF PURCHASE RIGHTS. It is hereby acknowledged that QLTS has provided the requisite or required notice of its rights to exercise purchase rights from PSEI under this agreement some time ago under the initial transfer of rights first dated April 23, 2010. Therefore, any such requirement of notice shall be deemed accomplished or hereby waived for purposes of this Agreement.

5. NATURE OF SECURITIES. To the extent that either Party is entitled to purchase shares from the other pursuant to the Purchase Rights, it is hereby promised that each Party shall deal with the other in good faith and shall deal fairly with respect to all facts, information and materials exchanged. To the extent that either party is entitled to purchase any other equity securities as a result of this Modified Purchase Rights Agreement, then the parties shall negotiate in good faith with regard to the nature of the securities and/or the restrictions on or privileges therein, such that the purposes of this Agreement are not affected adversely.

6. REPRESENTATION AND WARRANTIES. PSEI hereby represents and warrants to QLTS as follows:

6.1 ORGANIZATIQN: PSEI is a corporation duly organized, validly existing and in good standing under the laws of the state of Oregon, and is qualified to do business and is in good standing as a foreign corporation in every other jurisdiction where the failure to so qualify would have a Party adverse effect on PSEI.

6.2 AUTHORITY TO DO BUSINESS: PSEI bas had all requisite power and authority to own, lease or operate the Assets and to carry on the business as now conducted.

6.3 AUTHORITY; ENFORCEABILITY:

(i) PSEI has all requisite corporate power and authority to enter into and perform its obligations under this Agreement and to carry out the transactions contemplated hereby.

(ii) All corporate acts and other proceedings required to be taken by PSEI to authorize the execution, delivery and performance by PSEI of this Agreement have been duly and properly taken.

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(iii) This Agreement has been duly executed and delivered by PSEI and constitutes the legal, valid and binding obligation of PSEI, enforceable against PSEI in accordance with its terms.

(iv) The execution, delivery and performance by PSEI of this Agreement does not and will not conflict with, or result in any violation of or default under any provision of the Articles of Incorporation or By-laws of PSEI or any law, ordinance, rule, regulation, judgment, order, decree, agreement, instrument or license applicable to PSEI or to the Assets.

6.4 LITIGATION, SUITS OR CLAIMS: Except as disclosed in the PSEI Disclosure Schedule, (a) there are no actions, suits or proceedings pending or, to PSEI’s knowledge, threatened in writing against PSEI which if decided unfavorably to PSEI could have a material adverse effect on any of the Assets and (b) to PSEI’s knowledge, no written notice from any governmental authority or person has been received by PSEI claiming any violation or repudiation of any violation of any law, rule, regulation, ordinance, order, decision or decree of any governmental authority (including, without limitation, any such law, rule, regulation, ordinance, order, decision or decree concerning the conservation of natural resources) relating to the Assets.

6.7 NO BREACH: To PSEI's knowledge, except as otherwise disclosed in this Agreement, PSEI is not party to, or subject to, or bound by any provision of any judgment, order, writ, injunction or decree of any court, or governmental body, or any statute, rule or regulation applicable to PSEI which prohibits or would be violated by, or which allows for the termination or modification of this Agreement due to PSEI entering into, executing, delivering or consummating same.

6.8 ENVIRONMENTAL CONDITION OF ASSETS: To PSEI's knowledge, all material environmental problems affecting the Assets are referred to in documents which have been, or prior to Closing, will be provided or made available to QLTS, or are otherwise referred to in the PSEI Disclosure Schedule or described in Schedule 6.8 (''Environmental Disclosure Schedule").

7.0 REPRESENTATIONS AND WARRANTIES OF QLTS: QLTS hereby represents and warrants to PSEI as follows:

7.1 ORGANIZATION:

(i) Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada, and is qualified to do business and is in good standing as a foreign corporation in every other jurisdiction where the failure to so qualify would have a Party adverse effect on QLTS.

(ii) QLTS has all requisite power and authority to own, lease or operate these properties, assets and to carry on its business as now conducted. QLTS is authorized to do business in all states.

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(iii) Prior to the date of this Agreement, QLTS has delivered to PSEI true, correct and complete copies of QLTS's Certificate of Incorporation and Bylaws, as currently in effect

(iv) The respective headquarters and principal offices of QLTS are located in the State of Illinois as noted above.

7.2 AUTHORITY; ENFORCEABILITY:

(i) Buyer has all requisite corporate power and authority to enter into and perform its obligations under this Agreement and to carry out the transactions contemplated hereby.

(ii) All corporate acts and other proceedings required by QLTS to authorize the execution, delivery and performance by of this Agreement have been duly and properly taken.

(iii) This Agreement has been duly executed and delivered by QLTS and constitutes the legal, valid and binding obligation of QLTS, enforceable against QLTS in accordance with its terms.

(iv) The execution, delivery and performance of this Agreement by QLTS does not and will not conflict with, or result in any violation of or default under any provision of the Certificate of Incorporation or Bylaws of QLTS, or any law, ordinance, rule, regulation, judgment, order, decree, agreement, ins1rument or license applicable to QLTS or to its properties or assets.

7.3 CONSENTS: Other than the approval of the QLTS board of directors, approval by QLTS's principal lenders and satisfaction of the covenants and conditions of this Agreement, no consent, approval, authorization, notice, filing, registration or qualification is required to be obtained or effected by QLTS for the execution, delivery or performance by QLTS of this Agreement.

7.4 LITIGATION. SUITS OR CLAIMS: To QLTS's knowledge and except as reflected in QLTS's SEC Filings, there are no actions, suits or proceedings pending or threatened in writing against QLTS which if decided unfavorably to QLTS could have a Party adverse effect on QLTS.

7.5 NO BREACH: To QLTS's knowledge, QLTS is not party to, or subject to, or bound by any provision of any judgment, order, writ, injunction or decree of any court, or governmental body, or any statute, rule or regulation applicable to QLTS which prohibits or would be violated by, or which allows for the termination or modification of this Agreement due to QLTS entering into, executing, delivering or consummating same.

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7.6 COMPLIANCE WITH LAWS AND AGREEMENTS: To QLTS's knowledge, QLTS is in substantial compliance with all permits, contracts and agreements relating to its properties, assets and business and in substantial compliance with all laws, rules and regulations of federal, state or local entities which have jurisdiction over QLTS or its properties, assets or business such that any failure of compliance will not have a Party adverse effect on QLTS.

7.7 INVESTIGATIONS OF ASSETS: In accordance with the provisions of this Agreement, QLTS has made, or will make or arrange for others to make such inspection of the Assets as it deems appropriate any time up until the date of performance or closing.

7.8 SEC FILINGS:

(a) QLTS has filed with the Securities and Exchange Commission ("SEC"), and has heretofore made available to the public and PSEI true and complete copies of, each form, registration statement, report, schedule, proxy or information statement and other document (including, without limitation, exhibits and amendments thereto), including, without limitation, its Annual Reports to stockholders incorporated by reference in certain of such reports, required to be filed under the Securities Exchange Act of 1934 (the "Exchange Act") or the Securities Act (collectively, the "SEC Filings'').

(b) As of its respective filing date (or, if any SEC Filing was amended, as of the date such amendment was filed), each SEC Filing, including, without limitation, any financial statements or schedules included therein, complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

(c) As of its filing date (or, if any SEC Filing was amended, as of the date such amendment was filed), each SEC Filing filed pursuant to the Exchange Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(d) Each such registration statement, as amended or supplemented, if applicable, tiled by QLTS pursuant to the Securities Act and constituting an SEC Filing did not, as of the date such statement or amendment became effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

7.12 FINANCIAL STATEMENTS: The audited consolidated financial statements and unaudited consolidated interim financial statements of QLTS included in the SEC filings fairly present, in conformity with generally accepted accounting practices applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of QLTS and its subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments and the absence of financial footnotes in the case of any unaudited interim financial statements).

8.0 INDEMNIFICATION:

(i) (a) Except as otherwise set forth herein and except for Assumed Liabilities of QLTS, PSEI shall indemnify and hold harmless QLTS, and its successors and assigns, against, and in respect of, any and all damages, claims, losses, liabilities and expenses, including, without limitation, reasonable legal, accounting and other expenses, which may arise out of: (i) any breach or violation of the covenants contained in this Agreement by PSEI; (ii) any breach of any of the representations and warranties made in this Agreement by PSEI; (iii) liabilities expressly retained by PSEI in this Agreement; or (iv) any act or omission by PSEI involving or relating to or any liability arising from the Excluded Asset whether occurring before or after the Effective Date;

(ii) QLTS shall indemnify and hold harmless PSEI, its Affiliates, and its and their successors and assigns, against, and in respect of, any and all damages, claims, losses, liabilities and expenses, including, without limitation, reasonable legal, accounting and other expenses, which may arise out of: (i) any breach or violation of the covenants in this Agreement by QLTS; (ii) any breach of any of the representations and warranties made in this Agreement by QLTS; or (iii) Assumed Liabilities of QLTS, regardless of whether such assumed liabilities are known or unknown;

9.0 THIRD PARTY CLAIMS:

(i) Except as otherwise set forth herein and except for Assumed Liabilities of QLTS, PSEI shall indemnify and hold QLTS and its successors and assigns harmless against any and all damages, claims, losses, liabilities and expenses, including, without limitation, reasonable legal, accounting and other expenses, arising out of any third party claim, legal suit or proceeding against QLTS, which claim, legal suit or proceeding arises from the conduct of the business of PSEI or the ownership of the properties owned or leased by PSEI prior to the Closing Date.

(ii) QLTS shall indemnify and hold PSEI and its successors and assigns harmless against any and all damages, claims, losses, liabilities and expenses, including, without limitation, reasonable legal, accounting and other expenses, arising out of any third party legal suit or proceeding against PSEI which legal suit or proceeding arises out of Assumed Liabilities, or from the conduct of the business of Buyer or the ownership of the properties owned or leased by QLTS after the Closing Date.

10. WRITTEN NOTICES: Any notices required to be given hereunder shall be in writing and transmitted by telex or telecopier, delivered by air courier, or deposited in the mail, postage prepaid and certified, and addressed as follows or as otherwise specified by PSEI and QLTS by notice hereunder:

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To PSEI:	Mr. Ron Gibson, President
Prospect Silica Enterprises, Inc.
201 Forest Creek Road
Jacksonville, Oregon 97530

To QLTS:

520 N. Kingsbury Street, Ste. 1810
Chicago, IL 60654
Chicago, il1inois 60654

With a copy to:

Frank K. Wheaton, Esq. Attorneys & Counselors at Law
201 Illinois Street, Ste. 1600
Indianapolis, Indiana 46204

Notices shall be effective upon receipt.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

Q LOTUS HOLDINGS, INC.

/s/ Gary Rosenberg	/s/ Jorge Gonzalez
Gary Rosenberg,	Jorge Gonzalez
Chief Executive Officer	Chief Financial Officer

AGREED AND ACCEPTED:

/s/ Rod Gibson	/s/Ben Erskine
Rod Gibson, President	Ben Erskine, Vice President
Prospect Silica Enterprises, Inc.	Prospect Silica Enterprises, Inc.

/s/ Michael W Marshall
Michael W. Marshall, Secretary/Treasurer
Prospect Silica Enterprises, Inc.

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